SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X ]  Preliminary Information Statement

[   ]  Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[   ]  Definitive Information Statement

                     LITERARY PLAYPEN, INC.

(Name of Registrant as Specified In Its Charter)

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[   ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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Title of each class of securities to which transaction applies:

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Aggregate number of securities to which transaction applies:

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):

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Total Fee Paid:

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Preliminary Copies

Literary Playpen, Inc.

1495 Ridgeview Drive, Suite 220

Reno, Nevada

(775) 827-6300

_______________________________

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

April 20, 2004

To the Stockholders of Literary Playpen, Inc.:

The attached Information Statement is being delivered by Literary Playpen, Inc. (“Literary Playpen”) in connection with the approval by our stockholders of an amendment to our certificate of incorporation to increase our authorized shares of $.001 par value common stock to 250,000,000 shares of $.001 par value common stock.  The stockholders of record as of April 21, 2004 are entitled to receive this Information Statement.  The Information Statement is first being mailed to stockholders on or about April __, 2004.  We anticipate that the amendment to our certificate of incorporation will become effective on or after May __, 2004.

Effective as of April 15, 2004, our board of directors approved a resolution authorizing us to file the amendment to our certificate of incorporation with the Delaware Secretary of State.  Literary Playpen will seek approval from the holders of a majority of the outstanding shares of our common stock entitled to vote thereon pursuant to a written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware approving and adopting the amendment to our certificate of incorporation.

This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of Section 228 of the Delaware General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended.  The Information Statement describes in greater detail the proposed changes to our articles of incorporation.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Thank you for your continued interest in and support of Literary Playpen, Inc.

By Order of the Board of Directors

/s/ Michael J. Morrison

Michael J. Morrison, Secretary

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Preliminary Copies

Literary Playpen, Inc.

1495 Ridgeview Drive, Suite 220

Reno, Nevada

(775) 827-6300

____________________

INFORMATION STATEMENT

____________________

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about April ___, 2004 to all stockholders of record of Literary Playpen, Inc., a Delaware corporation, as of the close of business on April 21, 2004.  It is being furnished in connection with the adoption of an amendment to our certificate of incorporation by written consent of the holders of a majority of the outstanding shares of common stock.  We anticipate that the amendment will become effective on or after May __, 2004.  A copy of the amendment to our certificate of incorporation is attached to this document as Exhibit A.

Effective as of April 15, 2004, our board of directors adopted resolutions approving an amendment to our certificate of incorporation to increase our authorized shares of $.001 par value common stock to 250,000,000 shares of $.001 par value common stock.

The amendment to our certificate of incorporation will be distributed to the holders of a majority of the issued and outstanding shares of our common stock entitled to vote thereon for approval by written consent in accordance with Section 228 of the Delaware General Corporation Law.  Our board of directors decided to obtain the written consent of holders of a majority of the outstanding common stock entitled to vote on the amendment in order to eliminate the cost and delay involved in holding a special meeting of our stockholders and in order to amend our certificate of incorporation in a timely manner.

The record date for purposes of determining the stockholders to whom this Information Statement is sent is April 21, 2004.  As of the record date, we had 5,679,000 shares of common stock issued and outstanding, with each share of common stock entitled to one vote.

Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the amendment to our certificate of incorporation may not be effected until at least 20 calendar days after this Information Statement is sent or given to our stockholders.  We anticipate that the amendment to our certificate of incorporation will become effective on or after May __, 2004 upon filing with the Delaware Secretary of State.

There will not be a meeting of stockholders and none is required under the Delaware General Corporation Law because this action will be approved by written consent of the holders of a majority of the outstanding shares of our voting common stock.

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AMENDMENT TO THE ARTICLES OF INCORPORATION

Effective as of April 15, 2004, our board of directors approved a proposal to increase our authorized capital stock to 250,000,000 shares of $.001 par value common stock.  As of April 20, 2004, we had 20,000,000 million shares of authorized common stock, of which 5,679,000 shares were issued and outstanding, and 10,000,000 shares of authorized preferred stock, none of which was outstanding.

Our board of directors believes that it is advisable and in the best interests of the company to have available additional authorized but unissued shares of common stock in an amount adequate to provide for our future needs. The additional shares will be available for issuance from time to time by us in the discretion of the board of directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, convertible debt and equity financing.

We have no present commitments for the issuance or use of our common stock.  However, our board of directors believes that if the authorization of additional shares of common stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of our stockholders at that time could significantly impair our ability to meet financing requirements or other objectives.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the amendment of the certificate of incorporation under the Delaware General Corporation Law.  We will obtain this approval through the written consent of stockholders owning a majority of the outstanding voting shares of our common stock.  Therefore, a meeting to approve the name change and the amendment to the articles of incorporation is unnecessary and will not take place for this purpose.  A copy of the amendment is attached to this Information Statement as Exhibit A.

Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally.  The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the articles of incorporation, and certain mergers and reorganizations), in which cases Delaware law and our bylaws require the favorable vote of at least a majority of all outstanding shares.  Stockholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up to share ratably in all assets remaining after payment of liabilities.  The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

Absence of Dissenters’ Rights

No dissenters’ or appraisal rights are available to our stockholders under the Delaware General Corporation Law in connection with the amendment.

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SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information with respect to beneficial ownership of our stock as of April 20, 2004 by:

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persons known by us to be the beneficial owners of more than five percent (5%) of our issued and outstanding common stock;

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each of our executive officers and directors; and

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all of our officers and directors as a group.

Percentages are computed using a denominator of 5,679,000 shares of common stock outstanding, which is the total number of shares outstanding as of the date of this Information Statement.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class

Sidney Sheldon	1,257,416	22.14%

Paul Sackman	882,941	15.55%

Jesse A. Sackman	875,874	15.47%

Roberto Crawford	756,295	13.32%

Michael Morrison	676,294	11.91%

All officers and directors as a group (2 persons)	1,552,168	27.33%
(1) Address is 1495 Ridgeview Drive, Suite 220, Reno, Nevada.

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By Order of the Board of Directors:

Literary, Inc.

BY:

/s/ Michael J. Morrison,

Michael J. Morrison, Secretary

Reno, Nevada

April 20, 2004

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EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LITERARY PLAYPEN, INC.

Literary Playpen, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

I.

The amendments to the Corporation’s Certificate of Incorporation set forth below were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and have been consented to in writing by: (a) the Board of Directors by their unanimous written consent; and (b) the holders of a majority of the outstanding shares entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

II.

Article 4. of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

“4.  This corporation is authorized to issue two classes of shares designated respectively “Common Stock” and “Preferred Stock” and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively.  The total number of shares of Common Stock this corporation is authorized to issue is 250,000,000 and each such share shall have a par value of $.001, and the total number of shares of Preferred Stock this corporation is authorized to issue is 10,000,000 and each such share shall have a par value of $.001.  The Preferred Shares may be issued from time to time in one or more series.  The Board of Directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series.  The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.”

IN WITNESS WHEREOF, the undersigned hereby duly executes this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this _______ day of May 2004.

LITERARY PLAYPEN, INC.

By: /s/ Michael J. Morrison

Michael J. Morrison, Secretary